SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Seneca-Cayuga Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Federal	16-1601243
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

19 Cayuga Street
Seneca Falls, New York	13148
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.: ☒

Securities Act registration statement file number to which this form relates: 333-132759

Securities to be registered pursuant to Section 12(b) of the Act:

None	N/A
(Title of Class)	(Name of Each Exchange on Which Each Class is to be Registered)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.01 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Description of Capital Stock of Seneca-Cayuga Bancorp, Inc.” “Our Policy Regarding Dividends” and “Market for the Common Stock” in the Registrant’s Registration Statement on Form SB-2, as amended (File No. 333-132759), which is hereby incorporated by reference. For a description of the provisions of the Registrant’s Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on the Acquisition of Seneca-Cayuga Bancorp, Inc. and Seneca Falls Savings Bank” in the Registrant’s prospectus.

Item 2. Exhibits.

1.	Registration Statement on Form SB-2 (Registration Number 333-132759) dated March 28, 2006, as amended on May 3, 2006, May 12, 2006 and a post-effective amendment filed on June 6, 2006, is hereby incorporated by reference.

2.	Federal Stock Charter (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 as filed on March 28, 2006, as amended on May 3, 2006, May 12, 2006 and a post-effective amendment filed on June 6, 2006).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 as filed on March 28, 2006, as amended on May 3, 2006, May 12, 2006 and a post-effective amendment filed on June 6, 2006).

4.	Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form SB-2 as filed on March 28, 2006, as amended on May 3, 2006, May 12, 2006 and a post-effective amendment filed on June 6, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SENECA-CAUYGA BANCORP, INC.

Date:	July 7, 2006	By:	/s/ Robert E. Kernan, Jr.
Robert E. Kernan, Jr.
President and Chief Executive Officer